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                         PROMISSORY NOTE
                        ------------------
 September 17, 1996
 Birmingham, Alabama


     FOR VALUE RECEIVED, the undersigned CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of COMPASS BANK (the "Bank"; Bank and subsequent holder hereof, as applicable, are referred to herein as the "Holder"), at the Bank's office at 15 South 20th Street, Birmingham, Alabama 35233, or such other place as Holder may direct, in lawful money of the United States of America, the principal amount of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), or so much therefore as may be advanced hereunder, with interest at the rate and calculated in the manner described herein. Payment of principal and interest shall be in accordance with the provisions set forth below.

     1. PAYMENT. Borrower promises to pay interest monthly, on or before the fifteenth (15) day of each month, with the first interest payment being due and payable on or before the fifteenth (15th) day of October, 1996. Charges, if any, and the entire outstanding balance of the principal, and accrued and unpaid interest under this Note shall be due and payable on January 15, 1997, which is the maturity date of this Note.

     2. INTEREST. Interest from the date on the outstanding unpaid principal balance shall be calculated by multiplying the product of the principal amount and the applicable rate set forth herein by the actual number of days elapsed, and dividing by 360. The applicable interest rate on this Note shall be adjusted on the fifteenth (15th) day of each month and shall be equal to one-half of one percentage point (.50%) in excess of the LIBOR Rate in effect on the date hereof and on the fifteenth (15th) day of each month hereafter. Any principal amounts outstanding hereunder after maturity shall bear interest at a rate equal to four percentage points (4%) in excess of the LIBOR rate, calculated in the manner, set forth herein. As used herein, "LIBOR Rate" means, at the time of any computation required hereunder, an interest rate equal to Bank's reasonable estimate of the rate at which United States dollar deposits in tan amount equal to the outstanding principal balance hereunder for a thirty (30) day period, would be, at Bank's request, offered to Bank by brokers or other intermediaries trading in the London interbank market at approximately 11:00 A.M. (London time), on the first day of the period for which the Applicable Rate is to be determined by reference to the LIBOR Index Rate, but in no event greater than the per annum rate (LIBOR) for United States Dollars displayed on the "LIBO" page of Reuters Monitor Money Rate Screen. In no event shall the rate of interest calculated hereunder exceed the maximum amount allowed by law and automatically shall be reduced to such maximum amount.
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     3.   MATURITY.  Charges, if any, and the entire outstanding
          balance of principal, interest shall be due and payable in full on January 15, 1997.

     4. PREPAYMENT. This Note may not be prepaid prior to the maturity date.

     5. DEFAULT. The failure to make any payment of the principal of or interest on this Note when the same becomes due and payable and the failure to cure such nonpayment for ten (10) days or more after Holder's delivery of written notice to Borrower shall constitute an event of default hereunder ("Event of Default").

          Upon the occurrence of an Event of Default, or at any time thereafter during the continuance of any such Event of Default, the Holder may, with written notice to the Borrower, declare this Note to be forthwith due and payable, whereupon this Note and the indebtedness evidenced hereby shall forthwith be due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived except as otherwise set forth herein, anything contained herein or any other instrument executed in connection with or securing this Note to the contrary notwithstanding.

     6. WAIVERS. Borrower and any endorser or guarantor of this Note hereby waive demand, presentment for payment, notice of dishonor, protest, and notice of protest and diligence in collection or bringing suit and agree that the Holder hereof may accept partial payment, or release or exchange security or collateral, without discharging or releasing any unreleased collateral or the obligations evidenced hereby. Borrower and each such endorser and guarantor further waive any and all rights of exemption, both as to personal and real property, under the Constitution or laws of the United States, the State of Alabama or any other state. No failure of any Holder of this Note to accelerate the indebtedness evidenced hereby or to exercise any other right hereunder shall be construed as a novation or modification of this Note or a waiver of the Holder's right to thereafter insist upon strict compliance with the terms of this Note without prior notice of such intention being given to the Borrower.

     7. ATTORNEYS' FEES. Borrower and each endorser or guarantor of this Note agree to pay reasonable attorneys' fees and costs actually incurred by the Holder in collecting or attempting to collect this Note, whether by suit or otherwise.

     8. LATE CHARGE. Borrower shall pay a late charge on any payment which is not paid within ten (10) days after notice of such failure is delivered to Borrower in an amount equal to five percent (5%) of the scheduled payment.
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     9.   APPLICABLE LAW; PARTIES; UNDER SEAL.  This Note has
          been negotiated, and is being executed by Borrower, and delivered to, and accepted by, Bank in the State of Alabama. Borrower hereby submits to jurisdiction in the State of Alabama. This Note shall be construed, interpreted and governed by the laws of the State of Alabama. It is intended, and the Borrower and Bank specifically agree, that the laws of the State of Alabama governing interest and usury shall apply to this Note and to this transaction. As used herein, the terms "Borrower", "Bank" and "Holder" shall be deemed to include their respective successors, legal representatives, heirs and assigns, whether by voluntary action of the parties or by operation of law. This Note is given under the seal of all parties hereto, and it is intended that this Note is and shall constitute and have the effect of a sealed instrument according to law.

     IN WITNESS WHEREOF, Borrower has executed, sealed and delivered this Note in Birmingham, Alabama, as of the date first set forth above.

                              BORROWER:

                              CBL & ASSOCIATES PROPERTIES, INC.

                              By:   Charles W. Willett, Jr.
                              ------------------------------
                                Its:  Authorized Signature
STATE OF ALABAMA

COUNTY OF ETAVAN

     I, the undersigned, Notary Public in and for said County in said State, hereby certify that Charles William Willett, Jr., whose name as Authorized Signature of CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for as the act of said corporation.

     Given under my hand this the 17th day of September, 1996.

                              Tonya Rochester
                         ----------------------------
                              Notary Public
                              My commission expires: 4/7/98
[NOTARIAL SEAL]